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                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE


[NEWS RELEASE LOGO]


FOR IMMEDIATE RELEASE                                           DECEMBER 2, 2003


ADOPTION OF SEC RULE 10b5-1 TRADING PLAN BY CHAIRMAN & CHIEF EXECUTIVE OFFICER,
                                   JOHN SYKES

TAMPA, FL DECEMBER 2, 2003 - Sykes Enterprises, Incorporated ("Sykes" or the "Company") (Nasdaq:SYKE), a global leader in providing outsourced customer management solutions and services, today announced that its Chairman, Chief Executive Officer, and founder, John Sykes and his family limited partnership, Jopar Investments L.P., have entered into a trading plan under SEC Rule 10b5-1, under which Jopar Investments will sell up to 1.5 million shares of Sykes stock over the next three years.

Mr. Sykes stated, "As part of my family's overall financial and tax planning, I have decided to diversify a very small portion of my family's assets, which consist primarily of Sykes' stock. However, I want to be clear about my continued commitment to the Company and continued confidence in Sykes' future." Sales under the Rule 10b5-1 trading plan will be the first sales of Sykes stock by Mr. Sykes or Jopar Investments since the Company's 1996 IPO. Mr. Sykes and Jopar Investments currently own over 14 million shares, or approximately 35% of the outstanding shares.

Under the trading plan, 350,000 shares of Sykes stock owned by Jopar Investments will be sold in the near future based upon the specific instructions set forth in the trading plan. Prepaid, variable-price forward contracts will be entered into with respect to up to 1.15 million shares, under which Jopar Investments will deliver up to 1.15 million shares to the counterparty to the contracts at three different dates in the future, with the actual number of shares to be determined at the time of delivery based upon the market price of the stock at the time of delivery. Mr. Sykes will retain voting rights for all of the shares subject to the forward contracts until delivery.


The counterparty to the forward contracts will hedge its obligations under the contracts, through open-market sales and purchases, block trades, or privately negotiated trades, which transactions will be based upon minimum pricing criteria set forth in the contracts, with the timing of such transactions being at the sole discretion of the counterparty.


Neither Mr. Sykes nor any representative of Jopar Investments will retain or exercise any discretion over the sales of shares sold under the trading plan or the timing of such sales. All sales under the trading plan, whether directly for Jopar Investments or indirectly by the counterparty in its hedging transactions, will be made in accordance with the volume limitations of SEC Rule 144.


ABOUT SYKES ENTERPRISES, INCORPORATED

Sykes is a global leader in providing customer management solutions and services to Fortune 1000 companies primarily in the technology, consumer, communications, financial services, and the transportation and leisure industries. Sykes specializes in providing flexible, high quality customer support outsourcing solutions with an emphasis on inbound technical support and customer service. Utilizing Sykes' integrated onshore/offshore global delivery model, Sykes provides its services through multiple communication channels encompassing phone, e-mail, web, and chat. Sykes complements its customer support outsourcing services with technical staffing and fulfillment services - delivering solutions that are customized to

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meet each company's unique customer management needs. Headquartered in Tampa,
Florida, Sykes operates 42 customer support centers with operations throughout the United States, Canada, Europe, Latin America, Asia and Africa. For additional information please visit http://www.sykes.com.

FORWARD-LOOKING STATEMENTS


This press release may contain "forward-looking statements," including Sykes' estimates of future business outlook, prospects or financial results, statements regarding Sykes' objectives, expectations, intentions, beliefs or strategies, or statements containing words such as "believe," "estimate," "project," "expect," "intend," "may," "anticipate," "plans," "seeks," or similar expressions. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. It is important to note that Sykes' actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) the timing of significant orders for Sykes' products and services, (ii) variations in the terms and the elements of services offered under Sykes' standardized contract including those for future bundled service offerings,
(iii) changes in applicable accounting principles or interpretations of such principles, (iv) difficulties or delays in implementing Sykes' bundled service offerings, (v) failure to achieve sales, marketing and other objectives, (vi) construction delays or higher than anticipated development costs in connection with new technical and customer support centers, (vii) delays in the Company's ability to develop new products and services and market acceptance of new products and services, (viii) rapid technological change, (ix) loss, addition or fluctuation in business levels with significant clients, (x) political, economic and market risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) fluctuations in business conditions and the economy, (xiii) Sykes' ability to attract and retain key management personnel, (xiv) Sykes' ability to continue the growth of its support service revenues through additional technical and customer service centers, (xv) Sykes' ability to further penetrate into vertically integrated markets, (xvi) Sykes' ability to expand its global presence through strategic alliances and selective acquisitions, (xvii) Sykes' ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xviii) the ultimate outcome of any lawsuits, (xix) Sykes' ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (xx) Sykes' dependence on trends toward outsourcing, (xxi) risk of emergency interruption of technical and customer support center operations, (xxii) the existence of substantial competition, (xxiii) the early termination of contracts by clients; and (xxiv) other important factors which are identified in our most recent Annual Report on Form 10-K, including factors identified under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." All forward-looking statements included in this press release are made as of the date hereof, and Sykes undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.


FOR ADDITIONAL INFORMATION CONTACT:
Subhaash Kumar
Senior Director, Investor Relations
(813) 233-7143


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